Exhibit 5.1

 December 14, 2020

CuriosityStream Inc.

8484 Georgia Ave., Suite 700

Silver Spring, Maryland 20910

Re:	CuriosityStream Inc. - Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to CuriosityStream Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a post-effective Amendment No. 1 on Form S-8 (the “Post-Effective Amendment”) to Form S-1 Registration Statement (File No. 333-249556) (the “Registration Statement”) on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 7,725,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share, reserved for issuance pursuant to the Company’s 2020 Omnibus Incentive Plan (the “Plan”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company) and that all such documents constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with their terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Arnold & Porter Kaye Scholer LLP 250 West 55th Street | New York, NY 10019-9710 | www.arnoldporter.com

CuriosityStream Inc.

December 14, 2020

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company in connection with awards granted under the Plan in accordance with the terms and conditions set forth in the Plan, subject to the full payment of the exercise price therefor (if any), will be validly issued, fully paid and non-assessable.

The opinion expressed herein is based solely upon the General Corporation Law of the State of Delaware (including the statutory provisions contained therein, the applicable rules and regulations underlying these provisions and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, rules, regulations or ordinances.

The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP

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